                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 5 to the registration statement on Form S-4 (File No. 333-64731), of our report, which includes an explanatory paragraph disclosing the Company has not utilized "push down" accounting in accordance with generally accepted accounting principles, as established by the Securities and Exchange Commission for public companies, dated February 20, 1998, on our audit of the consolidated financial statements of NuTone Inc. and Subsidiary. We also consent to the reference to our Firm under the caption "Experts".


/s/  PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio

June 16, 1999